Exhibit 99.1

HUDSON TECHNOLOGIES ANNOUNCES APPOINTMENT OF KAthleen l. houghton to board of directors

WoodclifF lake, nj – October 12, 2023 – Hudson Technologies, Inc. (NASDAQ: HDSN), a leading provider of innovative and sustainable refrigerant products and services to the Heating, Ventilation, Air Conditioning, and Refrigeration industry – and one of the nation’s largest refrigerant reclaimers – today announced the appointment of Kathleen L. Houghton to the Company’s Board of Directors. Ms. Houghton currently serves as Hudson’s Vice President – Sales and Marketing and will fill the vacancy resulting from the concurrent resignation of Stephen P. Mandracchia from the Board.

Kate Houghton joined Hudson Technologies in 2014 as Director of Marketing, was appointed to her current role in 2019, and was named an executive officer of the Company in 2020. She has 30 years of marketing experience within industrial manufacturing companies. Her previous roles include 16 years with Kidde-Fenwal/United Technologies, including Director of Marketing Global Suppression. Other prior positions include Vice President, Marketing at C&M Corporation and Vice President, Sales & Marketing at Safety Hi-Tech USA. Kate holds an MBA from Boston University as well as a Bachelor of Mechanical Engineering (Hons) and a Bachelor of Commerce (Marketing) from Monash University in Australia.

Since joining Hudson, Kate has played a critical role in the development and implementation of Hudson’s sales and marketing strategies, while also serving as a key voice for the Company on sustainable cooling and refrigerant management practices. She has built and continues to develop a high performing nationwide sales organization, which under her leadership, has significantly contributed to Hudson’s ability to more than double its annual revenue from $162.1 million in 2019 to $325.2 million in 2022.

During 2023, thanks in large part to efforts implemented by Kate and her team, Hudson’s refrigerant recovery services and technology were recognized as a Top 10 product for 2023 by BuildingGreen. Additionally, under Kate’s stewardship, earlier this year the Company joined the EPA’s GreenChill Advanced Refrigeration Partnership and recently Hudson’s EMERALD Refrigerants™ were named a Top Product of 2023 by Environment + Energy Leader. Kate has also been instrumental in establishing Hudson as a thought leader and educational resource in the HVACR industry, regularly addressing industry conferences and conducting training sessions to highlight the important role of recovery and the use of reclaimed refrigerants. To date, Kate has presented to HVAC Excellence, ACCA, PHCC, Circular City and ACHR among others.

Brian F. Coleman, President and Chief Executive Officer of Hudson Technologies commented, “We are pleased to welcome Kate to the Board and believe her proven sales & marketing, business development, and customer relationship expertise, coupled with her extensive experience in our industry, will bring valuable perspective to the Board as we drive growth and expand our reach in the markets we address. Having worked with Kate for many years, I have no doubt that her knowledge of our industry and its continuous evolution to cleaner refrigerants and cooling systems will enable her to provide unique insight as we broaden our product and service offerings to advance the Company’s leadership position in the cooling and reclamation industries, and as we work to promote the circular economy of refrigerants.”

“We also thank Steve for his service on the Board of Directors. Steve has been a key contributor to our progress and provided important perspective and knowledge as the Company has evolved and grown. We want to thank Steve for all of his contributions and many roles as both an officer and a director of the Company.”

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative and sustainable refrigerant products and services to the Heating Ventilation Air Conditioning and Refrigeration industry. For nearly three decades, we have demonstrated our commitment to our customers and the environment by becoming one of the first in the United States and largest refrigerant reclaimers through multimillion dollar investments in the plants and advanced separation technology required to recover a wide variety of refrigerants and restoring them to Air-Conditioning, Heating, and Refrigeration Institute standard for reuse as certified EMERALD Refrigerants™. The Company's products and services are primarily used in commercial air conditioning, industrial processing and refrigeration systems, and include refrigerant and industrial gas sales, refrigerant management services consisting primarily of reclamation of refrigerants and RefrigerantSide® Services performed at a customer's site, consisting of system decontamination to remove moisture, oils and other contaminants. The Company’s SmartEnergy OPS® service is a web-based real time continuous monitoring service applicable to a facility’s refrigeration systems and other energy systems. The Company’s Chiller Chemistry® and Chill Smart® services are also predictive and diagnostic service offerings. As a component of the Company’s products and services, the Company also generates carbon offset projects.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the laws and regulations affecting the industry, changes in the demand and price for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements that become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, the ability to meet financial covenants under existing credit facilities, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the Company may seek to conduct business, the Company’s ability to successfully integrate any assets it acquires from third parties into its operations, the impact of the current COVID-19 pandemic, and other risks detailed in the Company's 10-K for the year ended December 31, 2022 and other subsequent filings with the Securities and Exchange Commission. The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Investor Relations Contact: John Nesbett/Jennifer Belodeau IMS Investor Relations (203) 972-9200 jnesbett@institutionalms.com	Company Contact: Brian F. Coleman, President & CEO Hudson Technologies, Inc. (845) 735-6000 bcoleman@hudsontech.com